SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


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                          PARKER-HANNIFIN CORPORATION
_______________________________________________________________________
               (Name of Registrant as Specified In Its Charter)


                         Joseph D. Whiteman, Secretary
______________________________________________________________________
                  (Name of Person(s) Filing Proxy Statement)

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      or Item 22(a)(2) of Schedule 14A.
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      14a-6(i)(3).
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

                        PARKER-HANNIFIN CORPORATION
               17325 EUCLID AVENUE - CLEVELAND, OHIO  44112

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             OCTOBER 25, 1995


    The annual meeting of shareholders of Parker-Hannifin Corporation will be held at the Corporation's Parflex Division, 1300 North Freedom Street, Ravenna, Ohio, in the Training Room, on Wednesday, October 25, 1995, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

    1. Fixing at five the number of Directors in the class whose three-year term of office will expire in 1998 and electing five Directors in such class;

    2. Adopting Amended Articles of Incorporation to increase the number of authorized Common Shares of the Corporation from 150,000,000 to 300,000,000;

    3.   Approving the Corporation's Non-Employee Directors' Stock Plan;

    4. Appointing Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending June 30, 1996; and

    5. Transacting such other business as may properly come before the meeting.

    Shareholders of record at the close of business on August 30, 1995, are entitled to vote at the meeting. Please sign and return the enclosed Proxy promptly. A return envelope is enclosed for your convenience.

                                  By Order of the Board of Directors

                                            [JDW Signature]

                                          JOSEPH D. WHITEMAN
                                              Secretary


September 25, 1995

                        PARKER-HANNIFIN CORPORATION
               17325 Euclid Avenue - Cleveland, Ohio  44112

                              PROXY STATEMENT



    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the annual meeting of shareholders scheduled to be held on October 25, 1995, and at all adjournments thereof. Only shareholders of record at the close of business on August 30, 1995 will be entitled to vote. On that date, __________ Common Shares were outstanding and entitled to vote at the meeting, each share being entitled to one vote. This Proxy Statement and the form of Proxy are being mailed to shareholders on September 25, 1995.

    Shareholders of the Corporation have cumulative voting rights in the election of Directors, provided any shareholder gives notice in writing to the President or a Vice President or the Secretary of the Corporation not less than 48 hours before the time fixed for holding the meeting that he desires that the voting at such election be cumulative and an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. In such event, each shareholder has the right to cumulate his votes and give one nominee the number of votes equal to the number of Directors of each class to which Directors are nominated multiplied by the number of votes to which his shares are entitled, or he may distribute his votes on the same principle among two or more nominees to each such class, as he sees fit. In the event that voting at the election is cumulative, the persons named in the Proxy will vote shares represented by valid Board of Directors' Proxies on a cumulative basis for the election of the nominees named below, allocating the votes of such shares in accordance with their judgment.

                           ELECTION OF DIRECTORS

    The Directors of the class elected at each annual election hold office for terms of three years. The Board of Directors of the Corporation presently consists of 12 members divided into three classes, each of which consists of four members. Shareholder approval is sought to increase overall membership of the Board of Directors to 13 by fixing at five the number of directors in the class whose term will expire in 1998 and electing Katherine
M. Hudson, a new nominee, and John G. Breen, Patrick S. Parker, Walter Seipp and Dennis W. Sullivan, directors whose terms of office expire in 1995, to such class. A plurality of the Common Shares voted in person or by proxy is required to elect a director.

    Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend. However, the Board of Directors has no reason to believe that this contingency will occur.



       NOMINEES FOR ELECTION AS DIRECTORS FOR TERM EXPIRING IN 1998


JOHN G. BREEN, 61, has served as a Director of the Corporation since 1980.
He is Chairman of the Compensation and Management Development Committee and a member of the Nominating and Pension Committees. Mr. Breen is the Chairman of the Board and Chief Executive Officer of The Sherwin Williams Company (paints and coatings). Mr. Breen is also a Director of National City Corporation, Mead Corporation and Goodyear Tire and Rubber Company.

KATHERINE M. HUDSON, 48, is President and Chief Executive Officer of W. H. Brady Company (coated film and industrial identification products). Previously she was Vice President and General Manager of Printing and Publishing Imaging for Eastman Kodak Company from 1992 to 1994; and Vice President and Director of Information Systems for Eastman Kodak Company from 1987 to 1992. Ms. Hudson is also a Director of Apple Computer, Inc.

PATRICK S. PARKER, 65, has served as a Director of the Corporation since 1960. Mr. Parker is the Chairman of the Board of Directors of the Corporation.

WALTER SEIPP, 69, has served as a Director of the Corporation since 1992. He is a member of the Nominating Committee. Dr. Seipp is the Chairman of the Supervisory Board of Commerzbank AG in Frankfurt, Germany. Previously, he was Chairman of the Board of Managing Directors of Commerzbank AG from 1981 to 1991.

DENNIS W. SULLIVAN, 56, has served as a Director of the Corporation since 1983. Mr. Sullivan is the Executive Vice President - Industrial and Automotive of the Corporation. Mr. Sullivan is also a Director of Ferro Corporation and KeyCorp.

               PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1997


DUANE E. COLLINS, 59, has served as a Director of the Corporation since 1992. Mr. Collins became President and Chief Executive Officer of the Corporation in July 1993. Prior to that date, Mr. Collins served as the Corporation's Vice Chairman of the Board from June 1992 to June 1993 and Executive Vice President and President, International, from 1987 to 1992.

ALLEN H. FORD, 67, has served as a Director of the Corporation since 1975. He is Chairman of the Audit Committee and a member of the Nominating and Pension Committees. Now a Consultant, Mr. Ford was formerly the Senior Vice President -Finance and Control of The Standard Oil Company (diversified natural resources). Mr. Ford is also a Director of First Union Real Estate Investments.

ALLAN L. RAYFIELD, 60, has served as a Director of the Corporation since 1984. He is a member of the Nominating, Audit and Compensation and Management Development Committees. Now retired, Mr. Rayfield previously served as President, Chief Executive Officer and Director of M/A - COM, Inc. (microwave manufacturing) from November, 1993 to December, 1994; President and Chief Operating Officer of M/A-COM, Inc. from March 1991 to November 1993; Chairman of the Board and Chief Executive Officer of International Telecharge, Inc. (telecommunications) from April 1990 to March 1991; Managing Director of Forstmann Rayfield & Co. (equity investment) from April 1989 to April 1990; and Senior Vice President of GTE Corporation (telecommunications and electronic systems and equipment) from 1985 to 1989.

PAUL G. SCHLOEMER, 67, has served as a Director of the Corporation since 1982. Mr. Schloemer served as President and Chief Executive Officer of the Corporation from 1984 to 1993. Mr. Schloemer is also a Director of Rubbermaid Incorporated, AMP Incorporated and Esterline Technologies Corporation.


               PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1996


PAUL C. ELY, JR., 63, has served as a Director of the Corporation since 1984. He is Chairman of the Pension Committee and a member of the Nominating Committee. Mr. Ely is presently General Partner of Alpha Partners (venture capital seed financing). From December 1988 to July 1989, Mr. Ely was Executive Vice President and Director of Unisys Corporation (computers). Prior to that date, Mr. Ely was President and Chief Executive Officer of Convergent, Inc. (computers) from 1985 to 1988 and Executive Vice President and Director of Hewlett-Packard Company (computers) from 1980 to 1984. Mr. Ely is also a Director of Network Peripherals, Inc. and Tektronix, Inc.

FRANK A. LEPAGE, 68, has served as a Director of the Corporation since 1977. He is Chairman of the Nominating Committee and a member of the Audit Committee. Now retired, Mr. LePage previously served as Director and Executive Vice President of The Firestone Tire & Rubber Company (manufacturer of tires and related products). Mr. LePage is also a Director of Acme Metals Inc.

PETER W. LIKINS, 59, has served as a Director of the Corporation since 1989. He is a member of the Nominating, Audit and Compensation and Management Development Committees. Dr. Likins is the President of Lehigh University.
Dr. Likins also serves as Director of Consolidated Edison Company of New York, Inc., Communications Satellite Corp. and Safeguard Scientifics, Inc.

WOLFGANG R. SCHMITT, 51, has served as a Director of the Corporation since 1992. He is a member of the Nominating and Compensation and Management Development Committees. Mr. Schmitt is the Chairman of the Board of Directors, President and Chief Executive Officer of Rubbermaid Incorporated (manufacturer of rubber and plastic products). He was previously President and Chief Operating Officer of Rubbermaid from 1991 to 1992, President and General Manager of Rubbermaid's Home Products Division from 1984 to 1991 and Executive Vice President of Rubbermaid from 1987 to 1991. Mr. Schmitt also serves as a director of Kimberly-Clark Inc.


    No Director of the Corporation is related to any other Director. During the fiscal year ended June 30, 1995, there were six meetings of the Corporation's Board of Directors. Each Director attended at least 75% of the meetings held by the Board of Directors and the Committees of the Board on which he served.

    The Audit Committee, which met twice during the fiscal year ended June 30, 1995, is responsible for reviewing with the Corporation's financial management and its independent auditors, the proposed auditing program (including both the independent and the internal audits) for each fiscal year, the results of the audits and the adequacy of the Corporation's internal control structure. This Committee recommends to the Board of Directors the appointment of the independent auditors for the fiscal year.

    The Pension Committee, which met once during the fiscal year ended June 30, 1995, is responsible for reviewing with the Corporation's management the funding and investment policies for defined benefit plans and defined contribution plans sponsored by the Corporation.

    The Compensation and Management Development Committee, which met four times during the fiscal year ended June 30, 1995, is responsible for annually reviewing and fixing the salaries and other compensation of the officers of the Corporation, deciding upon the grant of stock options to the officers and other employees of the Corporation and reviewing corporate policies and programs for the development of management personnel.


    The Nominating Committee, which met twice during the fiscal year ended June 30, 1995, is responsible for evaluating and recommending to the Board qualified nominees for election as Directors of the Corporation and considering other matters pertaining to the size and composition of the Board. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as Directors of the Corporation, provided that such recommendations are accompanied by information sufficient to enable the Committee to evaluate the qualifications of the nominee. Nominations should be sent to the attention of the Secretary of the Corporation.

    Compensation of Directors. The Corporation compensates Directors, other than officers who are Directors, for their services. Except as otherwise indicated below, the annual retainer for such Directors is $24,000. The fee for attending each Board and Committee meeting is $1,000 for all such Directors other than Committee Chairmen, whose fee is $1,500 for chairing committee meetings. Patrick S. Parker, Chairman of the Board of Directors, receives an annual retainer of $120,000, plus meeting fees, club memberships and the use of a leased automobile. Directors may elect to defer all or a portion of their fees under the Corporation's Deferred Compensation Plan for Directors or to elect to receive all or a portion of their fees in common shares of the Corporation pursuant to the Corporation's Non-Employee Directors' Stock Plan (if such plan is approved at this year's Annual Meeting of Shareholders (see page ____)).

    The Corporation has adopted a Retirement Plan for Directors, other than officers who are Directors, which provides for payments of 50% of the annual retainer in effect on the date of retirement until the monthly payments made equal the Director's months of service, or until 120 monthly payments have been made, or until death, whichever occurs first. Minimum requirements to qualify for the plan are three years of service (one full term) and attainment of age 65 prior to retirement as a Director. All current directors have met the service requirements of the Plan.

                  COMPENSATION AND MANAGEMENT DEVELOPMENT
                COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation and Management Development Committee of the Board of Directors (the "Committee") has furnished the following report on executive compensation.

    The Committee, which consists entirely of four outside Directors, has overall responsibility to:

    * review the performance and long-term management potential of the executive officers of the Corporation; and

    * review and fix the salaries and other compensation of the executive officers of the Corporation.

    Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors in conjunction with its approval and review of the Corporation's strategies and operating plans, thereby assuring that the Corporation's system of executive compensation is reasonable and appropriate, meets its stated purpose and effectively serves the interests of the shareholders and the Corporation.

    The Corporation's executive compensation programs are designed to attract and retain key executives critical to the long-term success of the Corporation by remaining competitive with other multinational-diversified manufacturing companies of similar size. Comparative compensation information is used by the Committee to establish competitive salary grade ranges at the market median for both base pay and total annual compensation. The group of companies used for compensation comparison purposes is not the same as the S&P Manufacturing (Diversified Industrials) Index, which is the peer group of companies included in the performance graph on page _____. Comparative compensation information is obtained by the Committee from independent surveys of numerous diversified manufacturers, which the Committee believes is important in order to establish competitive compensation ranges at the appropriate levels. On the other hand, the S&P Index utilized in the performance graph contains data only with respect to a limited number of companies who are in businesses similar to the Corporation, which data is theoretically reflective of the stock performance of all diversified manufacturers as a whole.

    The Corporation's executive compensation programs also are intended to reward executives commensurate with performance and attainment of pre-determined financial objectives. Accordingly, compensation of executive officers is directly and materially linked to both operating and stock price performance, aligning closely the financial interests of the Corporation's executives with those of its shareholders.

    Compensation for the Corporation's executives consists of four primary elements:

    1. A base salary within a competitively established range. The specific base salary within the range is determined by length of service and individual contributions and performance as measured against pre-established goals and objectives. Goals and objectives for each executive vary in accordance with each executive's responsibilities and are established by each executive's supervisor.

    2.   An annual cash incentive bonus that is comprised of two components:

         a. an amount that is determined by the Corporation's pre-tax return on average assets as compared to the Corporation's annual goal established at the beginning of the fiscal year (the "Target Incentive Bonus"); and

         b. an amount that is determined based on the return on division net assets for the divisions in each executive's individual operating unit (or the average return for all divisions for corporate staff executive officers) (the "RONA Bonus").

    The target amount of the annual cash incentive bonuses is established in such a manner that base salary plus the target bonus will be within the competitively determined total annual compensation range mentioned above. Target annual incentive bonuses typically represent approximately 30-40% of total targeted annual compensation for the executive officers with operational profit and loss responsibility (including the Chief Executive Officer) and 20-30% of total targeted annual compensation for the other executive officers.

    The Chief Executive Officer, with the approval of the Committee, also has the authority to establish additional annual incentive programs for operating executives. In fiscal year 1995, under a Volume Incentive Plan, operating group presidents had the opportunity to earn an additional bonus of 5% of base salary for each 1% of sales by which their group exceeded their previous years' sales by more than 7.5%.

    3. A long-term incentive plan (LTIP) award that is based upon the Corporation's actual average return on equity for a three fiscal year period, payable in cash and/or restricted stock at the election of the Committee.
The amount of the LTIP award is calculated by applying a pre-determined multiplier to the mid-point of the base salary range for each executive. The multiplier ranges from .35 for the lowest executive salary grade to 1.0 for the Chief Executive Officer, which is consistent with the Committee's philosophy to provide the most significant incentives to the highest ranking executives.

    4. Stock option grants determined by the recipient's salary grade level. Grants are intended to recognize different levels of responsibility as indicated by salary grade. Executives at the same grade level receive the same number of options. Stock options are granted with an exercise price equal to the fair market value of the Corporation's Common Stock on the day of grant and all current grants are exercisable between one and ten years from the date granted.

    Incentive compensation for the Corporation's executives is significantly "at risk", based upon the financial performance of the Corporation. Indeed, more than one half of each executive's targeted total compensation (including base salary, annual bonus, LTIP payouts and stock options) may fluctuate significantly from year to year because it is directly tied to business and individual performance.

    Long-term incentive programs are designed to link the interests of the executives with those of the stockholders. LTIP awards, whether paid in cash or restricted stock, focus on long-term return on equity, which is directly related to enhancing shareholder value. Restricted stock awards build stock ownership and encourage a long-term focus on shareholder value, since the stock is restricted from being sold, transferred, or assigned for a specified period. Stock option grants provide an incentive that aligns the executive's interests with those of the shareholders, since stock options will provide value to the executive only when the price of the Corporation's stock increases above the option grant price.

    The Corporation's executive compensation philosophy is specifically evident in the compensation paid during the most recent fiscal year to the Corporation's President and Chief Executive Officer, Duane E. Collins. Mr. Collins' increase in base salary from fiscal 1994 to fiscal 1995 of 13.3% is reflective of his "outstanding" performance rating for fiscal 1994 (his first year as President and Chief Executive Officer), the fact that his base salary was in the first quartile of his rate range, and the resulting desire of the Committee to increase his base salary significantly towards the mid-point of the range to be reflective of Mr. Collins' responsibilities as the Chief Executive of a large multinational industrial company. In addition, based on the Corporation's fiscal 1995 operating plan, Mr. Collins was to receive 100% of his Target Incentive Bonus of $210,000 if the Corporation's actual pre-tax return on average assets, adjusted primarily for acquisitions and currency transactions, was 12%. A minimum payout of 52% of the Target Incentive Bonus was established at a 7.3% pre-tax return on average assets and a maximum payout of 150% of the Target Incentive Bonus was established at a 14.7% pre-tax return on average assets. During the fiscal year ended June 30, 1995, the Corporation's adjusted pre-tax return on average assets was 16.96% and each executive officer, including Mr. Collins, received an amount equal to the 150% of his Target Incentive Bonus, which is included in the "Bonus" column of the Summary Compensation Table on page ____.

    Mr. Collins' RONA Bonus was targeted at $247,500 based upon an approximate 25.5% average return on division net assets. The average return on division net assets was 35.85%, resulting in a RONA Bonus payment to Mr. Collins of $344,082, which is included in the "Bonus" column of the Summary Compensation Table on page ____. The other executive officers also received RONA Bonuses based upon the return on division net assets by their respective operating units (or the average return for all divisions for corporate staff executive officers).

    Based on the Corporation's average return on equity, adjusted as described below, of 12.17% for the three fiscal years ended June 30, 1995, Mr. Collins and the other executive officers received a final payment under the 1993-94-95 Long Term Incentive Plan in the form of restricted shares, as reported in the "LTIP Payouts" column of the Summary Compensation Table on page ____. Such payment represents 54.04% of the target payment that could have been achieved had the Corporation achieved its return on equity goal of 16% during such period.

    During fiscal year 1995, Mr. Collins and the other executive officers also received a long-term incentive award as described in the LTIP table on page ___. In addition, although Mr. Collins and the other executive officers received a stock option grant in April 1994, based on a subsequent independent executive compensation survey, the Committee decided that the April 1994 grant was understated based on the market median and granted to Mr. Collins and the other executive officers additional stock options in August 1994 to offset the understated prior award, as reported in Option Grants Table on page ____. The number of stock options granted to each executive officer was determined by applying a pre-determined multiplier (ranging from approximately .20 to .60) to the mid-point of the base salary range for each executive, increasing such value in light of the historical performance of the Corporation's stock price based upon the Black-Scholes valuation model, and dividing the resultant value by the then current stock price.

    At the recommendation of Mr. Collins, the Committee approved a Volume Incentive Plan for fiscal 1995 as previously described above. The incentive payable under the Plan were not capped due to a desire to significantly stimulate sales growth in fiscal 1995, after several years of relatively flat sales. Due to the record sales achieved by the Corporation during fiscal 1995, the resulting payments to participants under this Plan were significant. Mr. Zito, the only executive officer named in the Summary Compensation Table on page ____ to receive a bonus under the Volume Incentive Plan, received a payment of $304,500 which is included in the "Bonus" column in the Summary Compensation Table. Total payments to all operating group presidents under the Plan in fiscal 1995 were $2,879,507. The Committee believes that the unlimited incentives available under this Plan were at least partially responsible for the dramatic growth of the Corporation in fiscal 1995. Having achieved Mr. Collins' goal of restarting the growth of the Corporation during fiscal 1995, the Committee has approved a new arrangement for the Volume Incentive Plan for fiscal 1996 which limits the payment receivable under the Plan so that the unusual one-time unlimited incentives available in fiscal 1995 under the prior arrangement are unlikely to continue. Under this new arrangement, operating group presidents will have the opportunity to earn an additional bonus of 1% of base salary for each 1% of sales by which their group exceeded fiscal 1995 sales by more than 7.5% up to 12.5% and an additional 2% of base salary for each additional 1% of sales by which their group exceeded fiscal 1995 sales; subject, however, to an overall maximum of 15% of base salary. As in fiscal 1995, the 1996 Plan limits the effect of acquisitions to 5% of the sales volume increases.
A further limiting factor in the 1996 Plan, however, is that sales growth above 12.5% will result in additional payments under the Plan only if the group is exceeding corporate goals with respect to its return on sales and its assets/sales ratio.

    During the past fiscal year, the Corporation recorded all-time sales and earnings records, far exceeding both forecasted and prior years' performance. In accordance with the Corporation's compensation philosophy, the incentive compensation payable to each executive, including Mr. Collins, was significantly greater than it would have been had the Corporation merely achieved its financial goals during fiscal 1995. The Committee concurs with management's belief that financial results should continue to improve in fiscal 1996 and, if so, executive incentive compensation should continue at a similar level. In addition, fiscal 1995's record-breaking performance will continue to affect incentive compensation in the future as the fiscal 1995 results will be included in the 1994-95-96 and 1995-96-97 Long Term Incentive Plan results.

    During 1993, the Omnibus Budget Reconciliation Act of 1993 (the "Act") was enacted by Congress. The Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Corporation's Chief Executive Officer and four other highest paid executive officers beginning in fiscal year 1995. The Committee has taken the necessary actions to ensure the deductibility of compensation paid by the Corporation to such individuals.

    [JGB Signature]                         [ALR Signature]
    JOHN G. BREEN                           ALLAN L. RAYFIELD

    [PWL Signature]                         [WRS Signature]
    DR. PETER W. LIKINS                     WOLFGANG R. SCHMITT


                            EXECUTIVE COMPENSATION

     The following table summarizes compensation paid by the Corporation for each of the last three fiscal years to its Chief Executive Officer and each of the other four most highly compensated executive officers:


                                                          SUMMARY COMPENSATION TABLE

                                                     Annual Compensation          Long-Term Compensation
                                             ___________________________________  ______________________
                                                                                     Awards    Payouts
                                                                                   __________  ________
                                                                                   Securities                 All
                                                                    Other Annual   Underlying    LTIP        Other
                                     Fiscal                         Compensation    Options    Payouts   Compensation
    Name and Principal Position       Year   Salary ($)   Bonus ($)    ($) (a)      (#) (b)    ($) (c)      ($) (d)
___________________________________  ______  __________   ________  ____________   __________  ________  ____________
Duane E. Collins,                     1995     680,004     659,082      8,066         30,000    225,798      20,078
    President and Chief Executive     1994     600,000     465,840      7,920         22,500     73,425       4,500
    Officer (e)                       1993     430,000     134,349     73,390         37,500       0         11,263


Dennis W. Sullivan,                   1995     500,004     417,252      8,202         15,900    173,121      20,432
   Executive Vice President -         1994     472,992     276,990     83,569          9,600     56,306       6,765
   Industrial & Automotive            1993     430,000     128,928      3,208         37,500       0         10,214


Michael J. Hiemstra,                  1995     351,348     242,837      2,648          9,600    120,483      19,519
   Vice President -                   1994     338,645     173,489      1,897          5,400     39,146       7,450
   Finance and Administration         1993     328,000      89,250      2,135         30,000       0          8,662


Donald A. Zito,                       1995     300,000     583,380        705          9,600     97,868      19,879
   Vice President, and President,     1994     279,996     217,247      2,779          5,400     31,804       6,276
   Fluid Connectors Group             1993     255,000      93,286      1,852         24,000       0          6,833


Stephen L. Hayes,                     1995     285,000     166,797      3,823          9,600       0         15,163
   Vice President, and President,     1994     259,020      97,371      2,990          5,400       0          8,981
   Parker Bertea Aerospace Group (f)  1993     204,700      51,222      2,418         45,000       0          8,559

(a) Unless otherwise indicated, no executive officers named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his total compensation reported in the Salary and Bonus columns. Reported in this column is annual compensation consisting of (i) amounts reimbursed by the Corporation for the payment of income taxes on certain executive perquisites; (ii) $69,968 in executive perquisites received by Mr. Collins in fiscal year 1993, including $40,000 of which was for the payment of a country club membership fee; and (iii) $76,097 in executive perquisites received by Mr. Sullivan in fiscal year 1994, including $42,800 of which was for the payment of a country club membership fee.

(b) All option grants have been adjusted for the 3-shares-for-2 common stock split paid June 2, 1995.

(c) Dollar value of restricted shares issued as interim and final payments under the 1993-94-95 Long Term Incentive Plan in August 1994 and August 1995, respectively. Such value is based on the Corporation's stock price on the date of issuance of the shares. The restricted shares are subject to a three-year vesting period from the date of issuance, with accelerated vesting in the event of the death, disability or normal retirement of the Plan participant. Dividends are paid by the Corporation on the restricted shares. The number and value of the aggregate restricted stock holdings for each of the above-named executive officers as of June 30, 1995 is as follows: Mr. Collins, 2,670 shares with a value of $96,788; Mr. Sullivan, 2,047 shares with a value of $74,204; Mr. Hiemstra, 1,423 shares with a value of $51,584; Mr. Zito, 1,156 shares with a value of $41,905; and Mr. Hayes, no shares.

(d) Represents matching contributions by the Corporation to the Parker Hannifin Employees' Savings Plus Stock Ownership Plan and the Parker Hannifin Savings Restoration Plan.

(e) Mr. Collins was named President and Chief Executive Officer on July 1, 1993, the beginning of fiscal year 1994.

(f) Mr. Hayes was named Vice President, and President, Parker Bertea Aerospace Group on April 16, 1993.




     The following table summarizes stock option grants by the Corporation during the fiscal year ended June 30, 1995 to each of the executive officers identified in the Summary Compensation Table on page ____:

                                             OPTION GRANTS IN FISCAL 1995

                                        Individual Grants
                    _____________________________________________________
                      Number of      % of Total                                  Potential realizable value at
                     Securities        Options       Exercise                    assumed annual rates of stock
                     Underlying       Granted to      Or Base                 price appreciation for option term (b)
                       Options        Employees        Price   Expiration    ______________________________________
        Name       Granted (#) (a)  in Fiscal 1995    ($/Sh)      Date       5% ($)         10% ($)     9.35% ($) (c)
_________________  ______________   ______________   ________  __________   _______       _________      ___________
Duane E. Collins      30,000             4.4%         $28.00    8/30/04     528,271       1,338,744       1,213,370

Dennis W. Sullivan    15,900             2.3%         $28.00    8/30/04     279,984         709,534         643,086

Michael J. Hiemstra    9,600             1.4%         $28.00    8/30/04     169,047         428,398         388,278

Donald A. Zito         9,600             1.4%         $28.00    8/30/04     169,047         428,398         388,278

Stephen L. Hayes       9,600             1.4%         $28.00    8/30/04     169,047         428,398         388,278

(a) Options are exercisable on the date following completion of one year of continuous employment after the date of grant (i.e., August 31, 1995) Fiscal 1995 grants and exercise prices have been adjusted for the 3-shares-for-2 common stock split paid on June 2, 1995.

(b) The potential realizable value illustrates the value that might be recognized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation over the entire term of the option. Shareholders of the Corporation, as a group, would realize $1,293,608,949 and $3,278,259,062 at assumed annual rates of appreciation of 5% and 10%, respectively, over the ten-year life of the options. There can be no assurance that the amounts reflected in this table will be achieved.

(c) Represents the Corporation's actual rate of stock price appreciation over the past 10 years.




     The following table summarizes exercises of stock options during the fiscal year ended June 30, 1995 by each of the executive officers identified in the Summary Compensation Table on page ____ and the fiscal year-end value of unexercised options for such executive officers:

                         AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND FY-END OPTION VALUES

                                                              Number of
                                                        Securities Underlying           Value of Unexercised
                         Shares          Value            Unexercised Options                In-the-Money
                      Acquired on      Realized            at FY-End (#) (1)            Options at FY-End ($)
       Name         Exercise (#) (1)      ($)         Exercisable / Unexercisable    Exercisable / Unexercisable
__________________  ________________   ________       ___________________________     __________________________
Duane E. Collins         19,500         266,379          129,750 / 30,000               2,135,565 / 247,500

Dennis W. Sullivan       17,625         338,485          150,600 / 15,900               2,567,622 / 131,175

Michael J. Hiemstra      31,500         261,573          105,100 / 9,600                1,842,633 / 79,200

Donald A. Zito           15,000         271,605           71,400 / 9,600                1,241,268 / 79,200

Stephen L. Hayes         12,450         206,035           35,400 / 9,600                  540,768 / 79,200

(1) Adjusted to reflect the 3-shares-for-2 common stock split paid on June 2, 1995.




     The following table summarizes awards by the Corporation during the fiscal year ended June 30, 1995 to each of the executive officers identified in the Summary Compensation Table on page ___ under the Corporation's Long Term Incentive Plan:


                                   LONG TERM INCENTIVE PLAN - AWARDS IN FISCAL 1995

                                                                      Estimated Future Payouts under
                          Number of         Performance or              Non-Stock Price-Based Plans
                            Shares        Other Period Until    ____________________________________________
       Name                  (#)         Maturation or Payout   Threshold (#)    Target (#)      Maximum (#)
___________________       _________      ____________________   _____________    __________      ___________
Duane E. Collins            25,614              3 Years             6,404           25,614          51,228
Dennis W. Sullivan          11,228              3 Years             2,807           11,228          22,455
Michael J. Hiemstra          6,000              3 Years             1,500            6,000          12,000
Donald A. Zito               6,000              3 Years             1,500            6,000          12,000
Stephen L. Hayes             6,000              3 Years             1,500            6,000          12,000


     Awards under the Corporation's Long Term Incentive Plan (LTIP) during the last fiscal year were made in the form of restricted shares of the Corporation's Common Stock and entitle each executive officer to receive a pro rata share of his award based upon the Corporation's actual average return on equity (threshold of 8%; target of 14%; maximum of 20%) for the three fiscal years ending June 30, 1997. Awards are payable in August, 1997. Executive officers will receive cash in lieu of restricted shares under the LTIP if they are retired at the time of payment or if they elect, prior to June 30, 1996, to defer the amount earned under the LTIP pursuant to the Corporation's Executive Deferral Plan. The number of shares awarded under the LTIP have been adjusted for the 3-shares-for-2 common stock split paid on June 2, 1995.


                              PENSION PLAN TABLE

     The following table summarizes the estimated annual benefits payable upon retirement to the executive officers identified in the Summary Compensation Table on page ____:


                                        Years of Service
                Remuneration               15 or more
                   300,000                   165,000
                   500,000                   275,000
                   700,000                   385,000
                   900,000                   495,000
                 1,100,000                   605,000
                 1,300,000                   715,000
                 1,500,000                   825,000
                 1,700,000                   935,000


     The foregoing table sets forth the straight-life annuity payable under the Corporation's Supplemental Executive Retirement Benefits Program at the normal retirement age of 65. The years of service under the Program for each of the executive officers identified in the Summary Compensation Table on page ___, at their respective retirement dates, will be as follows: Mr. Collins, 35 years; Mr. Sullivan, 35 years; Mr. Hiemstra, 25 years; Mr. Zito, 35 years and Mr. Hayes, 34 years. The Program provides an annual benefit based upon the average of the participant's three highest years of cash compensation (salary, RONA Bonus and Target Incentive Bonus) with the Corporation. Benefits payable under the Program are based on calendar year compensation. Since the amounts set forth in the "Salary" and "Bonus" columns in the Summary Compensation
Table on page __ are determined on a fiscal year basis and, since the amount set forth in the "Bonus" column for Mr. Zito in fiscal 1995 includes payments received under the Volume Incentive Plan (which is not included in determining benefits under the Program), such amounts do not provide a totally accurate basis to determine benefits payable under the Program. The average of each named participant's three highest calendar years of cash compensation included in determining benefits under the Program is as follows: Mr. Collins, $769,225; Mr. Sullivan, $655,175; Mr. Hiemstra, $470,922; Mr. Zito, $408,377; and
Mr. Hayes, $301,718. Benefits are subject to reduction for payments received under the Corporation's Retirement Plan and Pension Restoration Plan plus 50% of primary social security benefits.

    Officer Agreements Effective Upon "Change in Control". The Corporation has entered into separate agreements (collectively the "Agreements") with Messrs. Collins, Sullivan, Zito, Hiemstra and Hayes. The Agreements are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in the control of the Corporation. Each Agreement only becomes operative upon a "Change in Control of the Company", as that term is defined in the Agreements, and only if the executive is then in the employ of the Corporation. A Change in Control of the Company shall be deemed to have occurred if and when: (i) any "person" (as such term is used in Sections 13(d)(2) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such twenty-four month period were Directors of the Corporation for whom the executive shall have voted cease to constitute at least a majority of the Board of Directors of the Corporation; (iii) the Corporation enters into a merger, consolidation or other reorganization, or sells all its assets, and after such transaction less than 55% of the then outstanding stock of the Corporation is held by shareholders who held stock prior to any such transaction; or (iv) there is a complete liquidation or dissolution of the Corporation.

    Each Agreement provides that, after the Agreement becomes operative, i.e., after a "Change in Control", the executive will receive during employment annual compensation, consisting of base salary plus incentive compensation, in an amount not less than that received for the fiscal year ended immediately prior to the execution date of each Agreement, plus any increase in salary granted to him from time to time prior to and after any "Change in Control". In addition, each Agreement provides for continuance, after a "Change in Control", at not less than present levels, of employee benefit plans and practices (or equivalent successor plans and practices), including retirement plans, stock option and stock appreciation rights plans, life and accidental death and dismemberment insurance and medical and health and welfare plans. If the executive was not previously designated a participant in the Supplemental Executive Retirement Benefits Program (described in connection with the Pension Plan Table on page _____), upon a "Change in Control" he automatically becomes a participant in that Program. Following a "Change in Control", if an executive under age 60 (i) is terminated by the Corporation without "cause" (as defined in the Agreements) or (ii) terminates his employment following his removal from office or due to a significant change in authority of his office, he will be entitled (except for Messrs. Zito, Hiemstra and Hayes who are subject to Sections 280G or 4999 of the Internal Revenue Code) until he reaches age 60 (but in no event for more than 10 years): (a) to receive from the Corporation annual compensation equal to the aggregate of his then current base salary plus his most recent incentive compensation award under the Corporation's Incentive Compensation Plan, as then in effect; and (b) to participate in specified employee benefit plans and practices as if he continued as an employee of the Corporation.
The executive is obligated to endeavor to mitigate damages by seeking comparable employment elsewhere and, to the extent he receives compensation and benefits from another employer, the foregoing payments and benefits provided by the Corporation will be reduced accordingly. Any outstanding stock option held by an executive whose employment terminates in the manner described above (before or after age 60) will be surrendered to the Corporation in exchange for a lump-sum payment of the excess of the "fair market value" of the Common Shares subject to the option over the exercise price of the option. In each Agreement, the executive agrees that he will forfeit the foregoing payments and benefits if he engages in "competition" with the Corporation during the period that any payments are made or benefits are provided under the Agreement, and agrees not to disclose to others, either while in the employ of the Corporation or thereafter, any confidential information relating to the Corporation. If the employment of an executive is terminated without "cause" by the Corporation after age 60 (or, if earlier, after 10 years following the date of the Agreement) and prior to his normal retirement date, the Corporation is to pay the executive, as a severance allowance, an amount equal to 50% of one year's total compensation.

                                         COMMON SHARE PRICE PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative shareholder return on the Corporation's Common Shares with the S&P 500 Index and the S&P Manufacturing (Diversified Industrials) Index during the period June 30,
1990 through June 30, 1995, assuming the investment of $100 on June 30,
1990, and the reinvestment of dividends.


                                Comparison of Five Year Cumulative Total Return Among
                                            Parker-Hannifin Corporation,
                                                the S&P 500 Index and
                                the S&P Manufacturing (Diversified Industrials) Index

                                                 6/30/90  6/30/91  6/30/92  6/30/93  6/30/94  6/30/95
S&P 500 Index                                        100      107      122      138      140      177
S&P Manufacturing (Diversified Industrials) Index    100      106      105      124      139      183
Parker-Hannifin Corporation                          100       94      106      124      164      213



                       TRANSACTIONS WITH MANAGEMENT

    During the fiscal year ended June 30, 1995, the Corporation made payments totaling $122,198 to Cleveland Jet Center, Inc. for maintenance and other related services for the Corporation's owned aircraft. Cleveland Jet Center, Inc. is wholly owned by Patrick S. Parker, Chairman of the Board of Directors of the Corporation, and Mr. Parker is a Director of such corporation.

       ADOPTION OF AN AMENDMENT TO AMENDED ARTICLES OF INCORPORATION

    The Board of Directors recommends that the shareholders adopt an amendment to the Corporation's Amended Articles of Incorporation to increase the number of authorized common shares, $.50 par value ("Common Shares"), from 150,000,000 to 300,000,000. This action would increase the total authorized shares of the Corporation from 153,000,000 to 303,000,000. The shares would consist of 300,000,000 Common Shares and 3,000,000 shares of Serial Preferred Stock ("Serial Preferred Stock").

    On April 12, 1995, the Board of Directors approved a three-shares-for-two stock split of the Common Shares payable June 2, 1995 to shareholders of record on May 18, 1995. The stock split increased by 50% the number of Common Shares outstanding on June 2, 1995. As of August 30, 1995 (the record date for the 1995 Annual Meeting of Shareholders), there were _______________ Common Shares issued and outstanding, ________________ Common Shares reserved for issuance under the 1987 Shareholder Rights Agreement, and _________________ Common Shares reserved for issuance upon the exercise of stock options held by employees under Employee Stock Option and Stock Incentive Plans, leaving only _________________ authorized, unissued and unreserved Common Shares. As of August 30, 1995, there was no Serial Preferred Stock issued.

    The availability of additional shares will enhance the Corporation's flexibility in connection with possible future actions, such as stock dividends, stock splits, financings, employee benefit programs, acquisitions or other corporate purposes. Although the Corporation has no present plans, arrangements, understandings, or commitments to issue additional Common Shares, the Board of Directors believes that it is in the best interests of the Corporation to have the flexibility to issue such Common Shares without shareholder approval after possible actions are identified. The Board of Directors will determine whether, when and on what terms the issuance of Common Shares may be warranted in connection with any of the foregoing purposes.

    The availability for issuance of additional Common Shares could enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Corporation. For example, the issuance of Common Shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to gain control of the Corporation. The Corporation is not aware, however, of any pending or threatened efforts to obtain control of the Corporation.

    The additional Common Shares, as is the case with the presently authorized Common Shares, will not be subject to preemptive rights. The additional shares may be issued by the Board of Directors without further authorization by the shareholders, except in accordance with any requirements of applicable law or if required by the policies of the New York Stock Exchange. It is possible that under certain circumstances the issuance of such shares may result in dilution of shareholders' voting rights and per share equity in the earnings and assets of the Corporation.

    Vote Required for Adoption of the Amended Articles. The increase in the number of authorized shares would be effected by the adoption of an amendment to the Amended Articles of Incorporation. No change other than the increase in the number of authorized Common Shares from 150,000,000 to 300,000,000 will be made in the existing Amended Articles. Adoption of the amendment to the Amended Articles of Incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding Common Shares.

    The Board of Directors unanimously recommends a vote FOR adoption of the amendment to the Amended Articles of Incorporation.

            ADOPTION OF THE NON-EMPLOYEE DIRECTORS' STOCK PLAN

    The Board of Directors recommends that the stockholders approve the adoption of the Non-Employee Directors' Stock Plan (the "Plan").

    If approved by the stockholders, members of the Board of Directors of the Corporation (the "Board") who are not employees of the Corporation may elect to receive all or part of the fees they receive as a director in the form of Common Stock. The purpose of the Plan is to advance the interests of the Corporation by enabling members of the Board to receive Common Shares in lieu of cash compensation. The Plan is administered by the Compensation and Management Development Committee of the Board (the "Committee"). The principal features of the Plan are summarized below.

    Each member of the Board who is not a regular employee of the Corporation is eligible to participate in the Plan. Eleven directors will be eligible for participation in the Plan following shareholder approval. Any non-employee director shall make his or her election at least six months prior to the effective date of such election. The Common Shares will be issued to such director promptly at the beginning of the period to which the election applies and the number of Common Shares received will be equal to the amount of fees for such period divided by the average of the high and low quotations for the Common Shares reported for the New York Stock Exchange - Composite Transactions on the date such election takes effect. No fractional shares will be issued; all shares awarded shall be full shares, rounded up to the nearest whole share. The Committee may at its discretion impose restrictions and conditions on the issuance of the Common Shares to Plan participants, including without limitations restrictions on the transferability of the Common Shares and the vesting of ownership of the Common Shares in the participants.

    The maximum number of Common Shares that may be purchased under the Plan shall be 50,000; provided, however, that the number, rights and privileges of the shares issuable under the Plan shall be increased, decreased or changed in the event of any future stock splits, stock dividends or other changes in the capitalization of the Corporation. The Plan became effective October 26, 1994 (subject to approval by the shareholders of the Corporation) and will terminate on December 31, 2004.

    Set forth below is information relating to the number of Common Shares which participants in the Plan have elected to receive in lieu of fees, subject to approval of the Plan by the shareholders:

                              NEW PLAN BENEFITS
                      Non-Employee Directors' Stock Plan

     Non-Executive Director Group               2,990 shares

    Assuming an election by a participant to convert his or her entire retainer of $72,000 for his or her three-year term of office into Common Shares, based upon the price of Common Shares on the New York Stock Exchange on August 30, 1995 of $__________________, a participant would receive ____________ Common Shares at the commencement of such three-year term under the Plan.

    Approval by Stockholders. In order to be adopted, the Non-Employee Directors' Stock Plan must be approved by the affirmative vote of a majority of the outstanding shares of Common Stock represented at the meeting and entitled to vote.

    The Board of Directors unanimously recommends a vote FOR approval of the Non-Employee Directors' Stock Plan.

               APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee and the Board of Directors recommend the appointment of Coopers & Lybrand L.L.P. as certified public accountants to examine the financial statements of the Corporation as of and for the fiscal year ending June 30, 1996. Coopers & Lybrand L.L.P. has made the annual audit of the Corporation's accounts since its organization in 1938. A representative of Coopers & Lybrand L.L.P. is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and to respond to appropriate questions. Ratification of the appointment of Coopers & Lybrand L.L.P. as certified public accountants requires the affirmative vote of a majority of the votes cast thereon.

    The Board of Directors unanimously recommends a vote FOR the proposal.

                 PRINCIPAL SHAREHOLDERS OF THE CORPORATION

    The following table sets forth, as of August 17, 1995, the name and address of each person believed to be a beneficial owner of more than 5% of the Common Shares of the Corporation, the number of shares and the percentage so owned, as well as the beneficial ownership of Common Shares of the Corporation by the Directors, the executive officers of the Corporation named in the Summary Compensation Table on page ______, and all Directors and executive officers as a group:
                                Amount and Nature          Percentage
Name of                                of                      of
Beneficial Owner             Beneficial Ownership(A)        Class(B)

FMR Corp.                       4,288,772(C)                 8.76%(C)
82 Devonshire Street
Boston, MA  02109-3614

J. G. Breen                       _______
P. C. Ely                         _______
A. H. Ford                        _______
K. M. Hudson                      _______
F. A. LePage                      _______
P. W. Likins                      _______
P. S. Parker                      _______(D)
A. L. Rayfield                    _______
W. R. Schmitt                     _______
P. G. Schloemer                   _______(D)
W. Seipp                          _______

D. E. Collins                     _______(D)
D. W. Sullivan                    _______(D)
D. A. Zito                        _______(D)
M. J. Hiemstra                    _______(D)
S. L. Hayes                       _______(D)


All Directors and executive     _________(D)                 _____%
  officers as a group
  (24 persons)

(A) Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(B) No Director or executive officer beneficially owned more than 1% of the Corporation's Common Stock as of August 17, 1995.

(C) Pursuant to a statement filed by FMR Corp. with the SEC in accordance with Rule 13d-1 of the Securities Exchange Act of 1934 on behalf of itself, Edward C. Johnson 3rd (Chairman of FMR Corp.), Fidelity Management & Research Company, Fidelity Magellan Fund, Fidelity Management Trust Company and Fidelity International Limited, FMR Corp. has reported that as of December 31, 1994 (prior to the 3-shares-for-2 Common Stock split paid on June 2, 1995) it had sole voting power over 76,382 shares and sole investment power over 4,288,772 shares.

(D) These amounts include __________, __________, __________, __________,
    __________, __________, and __________ Common Shares subject to options exercisable on or prior to October 16, 1995 granted under the Corporation's stock option plans held by Messrs. Parker, Schloemer, Collins, Sullivan, Zito, Hiemstra and Hayes and all Directors and executive officers as a group, respectively. Such Common Shares are deemed to be outstanding only for the purpose of computing the percentage of shares owned by each of the individuals and the officers and Directors as a group. These amounts also include ________, ________, ________, ________, ________, ________ and ________ Common Shares as to which
    Messrs. Parker, Schloemer, Collins, Sullivan, Zito, Hiemstra, and Hayes and all Directors and executive officers as a group, respectively, hold voting power pursuant to the Corporation's Employees' Savings Plus Stock Ownership Plan as of June 30, 1995.


    As required by the Securities and Exchange Commission rules under Section 16 of the Securities and Exchange Act of 1934, the Corporation notes that during the fiscal year ended June 30, 1995, Patrick S. Parker, Chairman of the Board, filed one untimely report regarding one transaction in the Corporation's Common Shares.

                          SHAREHOLDERS' PROPOSALS

    The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for the 1996 Annual Meeting of Shareholders is expected to be May 27, 1996.

                                  GENERAL

    The Board of Directors knows of no other matters which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.

    The Corporation will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and other employees of the Corporation may solicit the return of proxies. The Corporation will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of Common Shares. The Corporation will, upon request, reimburse them for their expenses in so doing. The Corporation has retained Kissel-Blake Inc., 110 Wall Street, New York, New York, to assist in the solicitation of proxies at an anticipated cost of $__________ plus disbursements.

    You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the meeting. Shares represented by properly executed proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted in favor of fixing at five the number of Directors in the class whose three-year term of office will expire in 1998 and for the election of the nominees for Directors in such class; in favor of the adoption of the amendment to the Amended Articles of Incorporation of the Corporation; in favor of the adoption of the Corporation's Non-Employee Directors' Stock Plan; and in favor of the appointment of Coopers & Lybrand L.L.P. as independent public accountants for the fiscal year ending June 30, 1996. Abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal. You may revoke your Proxy by giving notice to the Corporation in writing or in open meeting, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your Proxy.

    The Annual Report of the Corporation, including financial statements for the fiscal year ended June 30, 1995, is being mailed to shareholders with this Proxy Statement.
                                  By Order of the Board of Directors

                                            [JDW Signature]

                                          JOSEPH D. WHITEMAN
                                              Secretary

September 25, 1995


                          PARKER-HANNIFIN CORPORATION
           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON OCTOBER 25, 1995 This Proxy is Solicited on behalf of the Board of Directors

1995 The undersigned hereby appoints PATRICK S. PARKER, DUANE E. COLLINS and JOSEPH D. WHITEMAN, and any of them, as proxies to represent and to vote
 P all shares of stock of Parker-Hannifin Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the
 R Corporation to be held on October 25, 1995, and at any adjournments thereof, on the proposals more fully described in the Proxy Statement
 O for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.
 X

 Y    Election of Directors                            (change of address)

      Proposal to fix at five the number     _________________________________
      of Directors in the class whose term   _________________________________
      of office will expire in 1998 and to   _________________________________
      elect the following to such class:     _________________________________
                                             (If you have written in the above
      John G. Breen                          space, please mark the correspon-
      Patrick S. Parker                      ding box on the reverse side of
      Katherine M. Hudson                    this card.)
      Walter Seipp
      Dennis W. Sullivan


You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot
vote your shares unless you sign and return this Card.         _______________
                                                                  SEE REVERSE
                                                                      SIDE
                                                               _______________


               FOR  WITHHELD                           FOR   AGAINST   ABSTAIN
1. Election of [ ]    [ ]         2. Adoption of       [ ]     [ ]       [ ]
   Directors                         Amended
   (see reverse)                     Articles of
                                     Incorporation

For, except vote withheld         3. Adoption of       [ ]     [ ]       [ ]
from the following                   Non-Employee
nominee(s):                          Directors'
                                     Stock Plan
_________________________

                                  4. Appointment of    [ ]     [ ]       [ ]
                                     Coopers &
                                     Lybrand L.L.P. as
                                     auditors for FY96

The Board of Directors recommends
a vote FOR Items 1, 2, 3 and 4.

                                                    Change of Address [ ]



Signature(s) ___________________________________   Date _____________________

Signature(s) ___________________________________   Date _____________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.